Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

Solectron Corporation

Offer to Exchange
2.5484 Shares of Common Stock
and $1.97 in Cash per Equity Security Unit
for
7.25% Adjustable Conversion-Rate Equity Security Units
In Order to Effect Early Settlement of the Purchase Contracts Embedded in up to 41,800,000 of the Equity Security Units

THE EARLY SETTLEMENT OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MAY 5, 2004, UNLESS EXTENDED. TENDERS OF EQUITY SECURITY UNITS MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

       This form, or one substantially equivalent hereto, must be used by a holder to accept the Early Settlement Offer of Solectron Corporation, a Delaware corporation (“Solectron”), and to tender 7.25% Adjustable Conversion-Rate Equity Security Units (the “Equity Security Units”) to the exchange agent pursuant to the guaranteed delivery procedures described in “The Early Settlement Offer — Procedures for Exchanging Equity Security Units — Guaranteed Delivery” in the Confidential Offering Memorandum, dated April 8, 2004 (the “Offering Memorandum”), of Solectron, and in the related Letter of Transmittal. Any holder who wishes to tender Equity Security Units pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to May 5, 2004 (the “Expiration Date”) of the Early Settlement Offer. Certain terms used but not defined herein have the meanings ascribed to them in the Offering Memorandum or the Letter of Transmittal.

Delivery to:

U.S. Bank National Association

Exchange Agent

By Hand and Overnight Delivery or Certified Mail:

U.S. Bank
Corporate Trust Service
180 East Fifth Street
St. Paul, MN 55101
Attn: Specialized Finance
Solectron Corporation
7.25% Adjustable Conversion-Rate Equity Security Units	By Facsimile (for eligible institutions only): (213) 362-7357 To Confirm by Telephone (213) 362-7338

          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Solectron, upon the terms and subject to the conditions set forth in the Offering Memorandum and the related Letter of Transmittal, receipt of each of which the undersigned hereby acknowledges, the number of Equity Security Units set forth below, pursuant to the guaranteed delivery procedures set forth in the Offering Memorandum and in the Letter of Transmittal.

      The undersigned hereby tenders the Equity Security Units listed below:

	(1)	(2)	(3)
Certificate Number(s)
(if known) of
Equity Security Units
	or Account Number		Number of Equity
	at the Book Entry	Number of Equity	Security Units
Title of Series	Transfer Facility	Security Units Held	Tendered*

Solectron’s 7.25% Adjustable

Conversion-Rate Equity Securities

* Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Equity Security Units indicated in column 2. Equity Security Units tendered hereby must be in denominations of $25 stated amount or any integral multiple thereof.

PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Signature(s):

Dated:

      This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Equity Security Units or on a security position listing as the owner of Equity Security Units, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(not to be used for signature guarantees)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof), together with the Equity Security Units tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Equity Security Units into the exchange agent’s account at DTC as described in the Offering Memorandum under the caption “The Early Settlement Offer — Procedures for Exchanging Equity Security Units — Guaranteed Delivery” and in the Letter of Transmittal) and any other required documents, all by Midnight, New York City time, within three New York Stock Exchange trading days following the Expiration Date.

(Please Type or Print)

(Firm Name)	(Authorized Signature)

(Print or Type Name of Signatory)

(Firm Address)	(Title)

(Area Code and Telephone Number and Fax Number)	(Date)

      Do not send Equity Security Units with this form. Actual surrender of Equity Security Units must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

      1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

      2.     Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Equity Security Units referred to herein, the signature must correspond with the name(s) written on the face of the Equity Security Units without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Equity Security Units, the signature must correspond with the name shown on the security position listing as the owner of the Equity Security Units.

      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Equity Security Units listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Equity Security Units or signed as the name of the participant shown on DTC’s security position listing.

      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to Solectron of such person’s authority to so act.

      3.     Questions or Additional Copies. Questions regarding procedures for tendering Equity Security Units or requests for additional copies of the Offering Memorandum may be directed to the information agent at the address or telephone number set forth in the Offering Memorandum. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Early Settlement Offer. Any questions regarding the terms of the Early Settlement Offer should be directed to Solectron at the address or telephone number set forth in the Offering Memorandum.

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